UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2021

PASSUR AEROSPACE, INC.

(Exact Name of Registrant as Specified in Charter)

New York	0-7642	11-2208938
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, Suite 1900 Stamford, CT 06901
(Address of Principal Executive Offices) (Zip Code)

(203) 622-4086

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Change

As previously announced, as part of a series of measures taken by PASSUR Aerospace, Inc. (the “Company”) in response to the global economic challenges and uncertainties attributable to the coronavirus (COVID-19) pandemic, on April 27, 2020, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company had approved certain temporary reductions in annual base salary for certain of the Company’s executive officers.  In particular, the annual base salary of Brian G. Cook, the Company’s Chief Executive Officer and director, was temporarily reduced from $325,000 to $243,750.

Despite the unprecedented adverse impact of the pandemic on the aviation industry, under Mr. Cook’s leadership, the Company has successfully recorded three consecutive quarters of operating profit.  In recognition of this strong financial performance, the Compensation Committee has approved restoration of Mr. Cook’s annual base salary to $325,000, which is the amount specified in his employment agreement. The foregoing restoration of Mr. Cook’s annual base salary is effective as of April 28, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSUR AEROSPACE, INC.

By:	/s/ Sean Doherty
Name:	Sean Doherty
Title:	Executive VP Finance and Administration

Date:  April 30, 2021